UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 11, 2010

Air Products and Chemicals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
7201 Hamilton Boulevard
Allentown, Pennsylvania  18195-1501
 (Address of principal executive offices, including zip code)
(610) 481-4911
 (Registrant’s telephone number including area code)
Not Applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 11, 2010, Air Products Distribution, Inc. (“APDI”), a wholly owned subsidiary of Air Products and Chemicals, Inc. (“APCI”), commenced a tender offer to acquire all the outstanding common stock, par value $0.01 per share, of Airgas, Inc. (“Airgas”), including the associated preferred stock purchase rights, for $60.00 per share, net to the seller in cash, without interest and less any required withholding taxes.  The terms and conditions of the tender offer are set forth in the Schedule TO filed by APCI and APDI with the SEC on February 11, 2010 (the “Schedule TO”), which Schedule TO (including the exhibits thereto) is hereby incorporated herein by reference.

In connection with its offer to acquire Airgas, APCI entered into a commitment letter with JPMorgan Chase Bank, N.A. pursuant to which JPMorgan Chase Bank, N.A. has committed to provide a term loan credit facility to APCI in the aggregate amount of $6.724 billion upon the terms and conditions set forth therein.  A copy of the commitment letter is filed as an exhibit to the Schedule TO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AIR PRODUCTS AND CHEMICALS, INC.

	By:	/s/ Paul E. Huck
Name: Paul E. Huck
Title: Senior Vice President and Chief Financial Officer

Date: February 12, 2010